EXHIBIT 99.3

The Class A-1-B Confirmation

Deutsche Bank Deutsche Bank AG New York 60 Wall Street New York, NY 10005 Telephone: 212-250-9425 Facsimile: 212-797-0779

Date:	March 30, 2007
To:	COUNTRYWIDE HOME LOANS, INC.
Attn:	Documentation Unit
Fax No:	818-225-4001
From:	DEUTSCHE BANK AG, NEW YORK BRANCH
Our Reference:	Global No. N592349N

Swap Transaction Confirmation

The purpose of this letter agreement (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“Party A” or “DBAG”) and Countrywide Home Loans, Inc. (“Party B” or “Counterparty”).

This Confirmation supersedes any previous Confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates. This Confirmation is subject to the terms and conditions of the ISDA Master Agreement dated as of July 18, 1996, between each of DBAG and Counterparty and shall form a part of and be subject to that ISDA Master Agreement (the “Agreement”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions. Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Agreement. Capitalized terms used in this Confirmation and not defined in the Agreement, this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Pooling and Servicing Agreement dated as of March 1, 2007, (the “PSA”) among CWALT, Inc., as depositor, Countrywide Home Loans, Inc., as a seller, Park Granada LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee. Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement.

Chairman of the Supervisory Board: Clemens Börsig
Management Board: Josef Ackermann (Chairman), Hugo Banziger, Tessen von Heydebreck, Anthony Di Iorio, Hermann-Josef Lamberti

1. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:
General Terms
Notional Amount:
In respect of each Calculation Period ending on a Floating Rate I Payer Period End Date or a Floating Rate II Payer Period End Date, as applicable, the Class Certificate Balance of the Class A-1-B Certificates (CUSIP 126680 AB3) immediately preceding the Distribution Date in the same calendar month of such Floating Rate I Payer Period End Date or Floating Rate II Payer Period End Date (determined for this purpose without adjustment to Floating Rate I Payer Period End Dates, Floating Rate II Payer Period End Dates or Distribution Dates for any Business Day Convention).

Trade Date:	March 27, 2007
Effective Date:	March 30, 2007
Termination Date:
The earlier of (i) the date on which the Notional Amount has been reduced to zero, and (ii) May 25, 2047 (the earlier of (i) or (ii) subject to adjustment in accordance with the Following Business Day Convention in the case of Floating Amount I and No Adjustment in the case of Floating Amount II).

Floating Amount I
Floating Rate I Payer:	Party A
Floating Rate I Payer Period End Dates:	The 25th day of each month from and including April 25, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate I Payer Payment Dates:	Early Payment shall be applicable. Each Floating Rate I Payer Payment Date shall be one (1) Business Day prior to the related Floating Rate I Payer Period End Date.
Floating Rate Option:	LIBOR (as defined in the PSA)
Designated Maturity:	One Month
Spread:
Plus (i) 0.14% per annum in respect of each Calculation Period with a Floating Rate I Payer Period End Date falling on or before the Optional Termination Date, and (ii) 0.28% per annum in respect of each Calculation Period (if any) with a Floating Rate I Payer Period End Date falling in the period after the Optional Termination Date.

Floating Rate I Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Additional Payment:	Party A shall pay Party B the sum of USD 839,183.56 on the Effective Date.
Floating Amount II
Floating Rate II Payer:	Party B
Floating Rate II Payer Period End Dates:	The 1st calendar day of each month from and including April 1, 2007 to and including the 1st calendar day of the month in which the Termination Date occurs, subject to No Adjustment.
Floating Rate II Payer Payment Dates:
Delayed Payment shall be applicable. Each Floating Rate II Payer Payment Date shall be the day that is twenty-four (24) calendar days following the related Floating Rate II Payer Period End Date, subject to adjustment in accordance with the Following Business Day Convention.

Initial Calculation Period:	Notwithstanding Section 4.13 of the 2000 Definitions, the initial Calculation Period with respect to Floating Amount II shall commence March 1, 2007.
Floating Amount II:
Notwithstanding Section 6.1 of the 2000 Definitions, in respect of each Calculation Period ending on a Floating Rate II Payer Period End Date, the sum of:

(a) (i) the product of (A) the Swap Rate, (B) the Notional Amount and (C) the Floating Rate II Day Count Fraction minus (ii) any Net Deferred Interest allocated to the Class A-1-B Certificates in accordance with the PSA on the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date (determined for this purpose without adjustment to such Distribution Date for any Business Day Convention);

(b) the product of (i) the Swap Rate, (ii) the Class A-1-B Swap Principal Amount immediately prior to the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date (determined for this purpose without adjustment to such Distribution Date for any Business Day Convention) and (iii) the Floating Rate II Day Count Fraction;

(c) the sum of the amount of (i) Principal Distribution Amount and (ii) Excess Cashflow required under Section 4.02 of the PSA to be deposited into the Class A-1-B Swap Account in reduction of the Class A-1-B Swap Principal Amount in respect of the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date (determined for this purpose without adjustment to such Distribution Date for any Business Day Convention); and

(d) the amount of Excess Cashflow required under Section 4.02 of the PSA to be deposited in the Class A-1-B Swap Account with respect to any Class A-1-B Swap Shortfall Amount in respect of the Distribution Date in the same calendar month as such Floating Rate Payer II Period End Date (determined for this purpose without adjustment to such Distribution Date for any Business Day Convention).

Swap Rate:
In respect of each Calculation Period ending on a Floating Rate II Payer Period End Date, the lesser of (i) MTA (as defined in the PSA) for such Calculation Period plus 0.71% per annum and (ii) the Net Rate Cap for the Class A-1-B Certificates in respect of the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date (determined for this purpose without adjustment to such Distribution Date for any Business Day Convention).

Floating Rate II Day Count Fraction:	30/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Other Provisions
Business Days:	New York
Amendment to Section 2(c) of the Agreement:
Notwithstanding anything to the contrary in Section 2(c) of the Agreement, amounts that are payable with respect to Calculation Periods which end in the same calendar month (prior to any adjustment of period end dates) shall be netted, as provided in Section 2(c) of the Agreement, even if such amounts are not due on the same payment date. For avoidance of doubt, any payments pursuant to Section 6(e) of the Agreement in respect of this Transaction shall be subject to netting in accordance with the Agreement.

Procedural Terms
Account Details:
Payments to DBAG:	Deutsche Bank Trust Company Americas, New York Acct# 01 473 969 Swift Code: BKTRUS33 Favor of: Deutsche Bank AG, New York

Payments to Counterparty:	As per Party B’s standard settlement instructions.
Assignment:	DBAG will not unreasonably withhold or delay its consent to an assignment of this Transaction to any other third party.

This agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile to:

Attention: Derivative Documentation
Telephone: 44 20 7547 4755
Facsimile: 44 20 7545 9761
E-mail: derivative.documentation@db.com

This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

For and on behalf of DEUTSCHE BANK AG, NEW YORK BRANCH	For and on behalf of COUNTRYWIDE HOME LOANS, INC.
/s/ Christopher Flannigan Name: Title: Date:	/s/ Ellen Coleman Name: Title: Date:
/s/ Diane Anderson Name: Title: Date: